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Dale Matheson
Carr-Hilton Labonte
Chartered Accountants
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June 9, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Northern Way Resources, Inc. - Form SB-2 Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated June 9, 2005, of the following:

o    Our report to the  Stockholders and Board of Directors of Northern
     Way Resources, Inc. dated May 30, 2005 on the financial statements of the Company as at March 31, 2005 and for the period from February 1, 2005 (inception) to March 31, 2005.

In addition, we also consent to the reference to our firm as experts in accounting and auditing included in this Registration Statement.


Yours truly,


"Dale Matheson Carr-Hilton LaBonte"


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia


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